UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2023

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1751 River Run, Suite 400

Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 438-6168

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2023, TFF Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with The Benchmark Company, LLC (the “Underwriter”) relating to an underwritten offering (the “Offering”) of 19,896,000 shares (“Shares”) of common stock of the Company (“Common Stock”). Pursuant to the Agreement, the Company has granted the Underwriter a 30-day over-allotment option to purchase up to an additional 2,984,400 shares of Common Stock. The Company estimates that gross proceeds from the Offering will be $4,974,000, before deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriter’s over-allotment option.

The Offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-249870) previously filed with the Securities and Exchange Commission (the “SEC”) and a preliminary prospectus supplement relating to the Offering. The closing of the Offering is expected to take place on August 17, 2023, subject to the satisfaction of customary closing conditions.

The Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any of those liabilities. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Shares is attached hereto as Exhibit 5.1.

The Company issued press releases announcing the launch and pricing of the Offering on August 14, 2023 and August 15, 2023, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02 Results of Operations and Financial Condition.

On August 15, 2023, the Company issued a press release announcing its financial results for the fiscal quarter ended June 30, 2023. A copy of the press release is attached as Exhibit 99.3 to this Current Report.

The information in this Item 2.02, including the press release attached as Exhibit 99.3 hereto, is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01 Regulation FD.

Attached hereto as Exhibit 99.4 is a corporate update and presentation by the Company.

The information in this Item 7.01, including the presentation attached as Exhibit 99.4 hereto, is furnished pursuant to Item 7.01 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report, except for Exhibits 99.3 and 99.4 which are furnished by way of this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of August 14, 2023 between the Company and The Benchmark Company, LLC
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press Release dated August 14, 2023 regarding the launch of the offering of Common Stock
99.2	Press Release dated August 15, 2023 regarding pricing of the offering of Common Stock
99.3	Press release dated August 15, 2023 regarding the Company’s financial results for its fiscal quarter ended June 30, 2023
99.4	The Company’s corporate update and presentation materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: August 15, 2023	/s/ Kirk Coleman
Kirk Coleman
Chief Financial Officer

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